SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2004

FEDERAL REALTY INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1626 East Jefferson Street

Rockville, Maryland 20852-4041

(301) 998-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Item 5. Other Events.

On July 1, 2004, Federal Realty Investment Trust (the “Trust”) and a wholly owned subsidiary (collectively, the “Federal Realty Partners”) entered into a limited partnership agreement with affiliates (the “Lion Fund Partners”) of Clarion Lion Properties Fund, a discretionary fund created and advised by ING Clarion Partners. The Federal Realty Partners will have an aggregate 30% equity interest in the partnership, and the Lion Fund Partners will have an aggregate 70% equity interest. The Trust will serve as the managing general partner of the partnership and will provide property management, leasing, acquisition, financing and other services for the partnership and its properties.

The purpose of the partnership is to acquire grocery-anchored community or neighborhood shopping centers in the Trust’s East Coast and California markets. The Federal Realty Partners have agreed to contribute an aggregate of up to $42 million, and the Lion Fund Partners have agreed to contribute an aggregate of up to $98 million, to the partnership for this purpose, with these contributions to be made during the next 24 months as needed for the partnership to purchase properties. It is anticipated that the properties purchased by the partnership will be subject to secured loans representing approximately 60% of the total purchase price of the properties.

On July 1, 2004, the Trust contributed its Plaza del Mercado property to the partnership, the Lion Fund Partners contributed approximately $5.5 million in cash, and the partnership entered into an approximately $13.3 million loan secured by the property. Plaza del Mercado is an approximately $20.5 million shopping center anchored by Giant Food and located in Montgomery County, Maryland.

The limited partnership agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

The following exhibits are included in this Form 8-K.

Exhibit	Description of Exhibit

10.1	Limited Partnership Agreement, dated July 1, 2004, by and among Federal Realty Investment Trust, Federal/LPF GP, Inc., CLPF- Federal, L.P., and CLPF-Federal GP, LLC (filed herewith)

99.1	Press Release, dated July 12, 2004, of Federal Realty Investment Trust (furnished in accordance with General Instruction B.2. of Form 8-K)

Item 9. Regulation FD Disclosure.

On July 12, 2004, the Trust issued a press release announcing that the Federal Realty Partners had entered into a limited partnership agreement with the Lion Fund Partners. In accordance with General Instruction B.2 of Form 8-K, the press release, which is included as Exhibit 99.1 to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent, if any, expressly set forth by specific reference in such a filing. This report on

Form 8-K (including Exhibit 99.1 hereto) shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Larry Finger
Name:	Larry Finger
Title:	Senior Vice President — Chief Financial Officer and Treasurer

Date:    July 12, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Limited Partnership Agreement, dated July 1, 2004, by and among Federal Realty Investment Trust, Federal/LPF GP, Inc., CLPF-Federal, L.P., and CLPF-Federal GP, LLC (filed herewith)

99.1	Press Release, dated July 12, 2004, of Federal Realty Investment Trust (furnished herewith in accordance with General Instruction B.2. of Form 8-K)